Exhibit 10.3

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of August 14, 2018, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and CASPER SLEEP INC. and CASPER SCIENCE LLC (individually and collectively, jointly and severally, “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 27, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)                                     Bank hereby waives Borrower’s existing violations of Section 6.2(iii) and Section 6.7(b) of the Agreement for failing to deliver to Bank its 2018 Board-approved budget when due.  Bank hereby agrees that, in lieu of a Board-approved budget, Bank will accept the management-prepared, Board-reviewed 2018 budget that Borrower has provided to Bank.

2)                                     Section 6.2 is hereby amended by adding the following new Section 6.2(d) to the end thereof:

(d)           Within (1) for any month during which no Obligations (other than any cash- secured Letters of Credit) were outstanding or Borrower and its Credit Party Subsidiaries maintained an aggregate balance of Cash at Bank of at least $30,000,000 at all times during such month, 45 days after the end of such month, or (2) for any other month, 30 days after the end of such month, Borrower shall deliver to Bank a Borrowing Base Certificate calculated as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit E hereto.

3)                                     Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b)           Minimum Net Revenue.  Measured monthly and calculated on a cumulative and consolidated basis for Borrower and its Subsidiaries beginning January 1, 2018, Borrower shall achieve Net Revenue of at least the amounts shown in the table immediately below for the corresponding reporting periods on a calendar year to date basis.  For subsequent reporting periods, Bank and Borrower hereby agree that, as soon as available, but in any event on or before April 1 of each year during the term of this Agreement, Borrower shall provide Bank with a budget for such year, which shall be approved by Borrower’s Board of Directors, and Bank shall use that budget to establish the minimum Net Revenue amounts for such year after reasonable consultation with Borrower (which amounts shall reflect the greater of (i) 60% of Borrower’s board-approved plan and (ii) a 30% increase over actual Revenue from the preceding year), with such amounts being incorporated herein by an amendment, which Borrower hereby agrees to execute.  In addition, if no minimum Net Revenue level is in effect as of the last day of a particular month, then the covenant level for that day shall be deemed to be an amount that is 10% greater than the minimum Net Revenue required by this Section 6.7(b) for the immediately preceding month.

Reporting Period Ending (on a calendar year to date basis)	Minimum Net Revenue
January 31, 2018	$23,300,000
February 28, 2018	$44,600,000
March 31, 2018	$68,900,000
April 30, 2018	$89,500,000
May 31, 2018	$116,700,000
June 30, 2018	$143,700,000
July 31, 2018	$170,300,000
August 31, 2018	$201,700,000
September 30, 2018	$229,700,000
October 31, 2018	$261,100,000
November 30, 2018	$298,200,000
December 31,2018	$328,900,000

4)                                     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)                                     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)                                     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)                                     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)                                     this Amendment, duly executed by Borrower;

b)                                     payment for all Bank Expenses incurred through the date of this Amendment, including Bank’s expenses for the documentation of this Amendment and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)                                      such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CASPER SLEEP INC.		PACIFIC WESTERN BANK

By:		By:
Name:	Michael Litwin	Name:	James Londono
Title:	Assistant Controller	Title:	Vice President

CASPER SCIENCE LLC

By:
Name:	Michael Litwin
Title:	Assistant Controller

[Signature Page to Second Amendment to Loan and Security Agreement]